UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2010

NURX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-26694	87-0681500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 Technology, Suite 130, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 336-7111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

On January 29, 2010, NuRx Pharmaceuticals, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with QuantRx Biomedical Corporation, a Nevada corporation (“QuantRx”), and NP Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of QuantRx (“Merger Sub”), pursuant to which Merger Sub was to be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of QuantRx.  On July 20, 2010, QuantRx terminated the Merger Agreement pursuant to Section 7.02(b) thereof, which provided that either party could terminate the Merger Agreement if the merger had not been consummated on or prior to June 30, 2010.

The material terms and conditions of the Merger Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2010, and those descriptions are incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURX PHARAMCEUTICALS, INC.

July 22, 2010

	By:	/s/ Steven Gershick
Steven Gershick
Chief Financial Officer